UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2012

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

230 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Geron Corporation (the “Company”) is filing this Current Report on Form 8-K on April 4, 2012, to report that David J. Earp, Ph.D., J.D., will separate employment from the Company effective June 30, 2012. Until such separation, Dr. Earp will maintain his role as the Company’s Senior Vice President, Corporate Transactions, and Chief Legal Officer. On April 2, 2012, Stephen N. Rosenfield, the Company’s Executive Vice President, General Counsel and Corporate Secretary, began managing the Company’s legal affairs.

     On April 2, 2012, the Company and Dr. Earp entered into a Transition and Separation Agreement (the “Earp Agreement”), effective April 10, 2012, that provides for, among other things, a lump sum cash severance payment of $357,500, less applicable taxes, and twelve (12) months of continued health care coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, consistent with Dr. Earp’s employment agreement dated December 19, 2008, as amended. In addition, subject to Dr. Earp’s performance of his obligations as an employee of the Company through to June 30, 2012, Dr. Earp will receive a bonus payment of up to $65,000, and a lump-sum cash retention payment in an amount equal to $81,250, less applicable taxes. The Earp Agreement contains indemnification provisions and provides that the exercise period of all exercisable stock options held by Dr. Earp is extended to the earlier of June 30, 2014 or the original expiration date of such stock options. The Earp Agreement also provides that the confidentiality provisions of Dr. Earp’s 2008 employment agreement remain in full force and effect. In consideration of the entry into the Earp Agreement and the separation benefits described above, Dr. Earp provided the Company with a general release of claims against the Company and has agreed to execute a comparable general release of claims on June 30, 2012.

     In addition, the Earp Agreement contains provisions pursuant to which Dr. Earp has agreed to serve as an independent consultant to the Company from July 1, 2012 until September 30, 2012 (the “Consulting Term”), with an option in favor of the Company to extend the Consulting Term until December 31, 2012. The Company and Dr. Earp may each terminate the Consulting Term at any time with thirty (30) days’ advance notice. The consulting provisions also provide that Dr. Earp will receive a consulting fee of $400 per hour. Under the consulting provisions, consistent with the terms of the Company’s 2002 Equity Incentive Plan and 2011 Incentive Award Plan and the original terms of the awards and options previously granted to him, Dr. Earp is entitled to continued vesting of currently unvested restricted stock awards and unvested stock options during the Consulting Term.

     The foregoing description of the Earp Agreement is qualified in its entirety by reference to the full text of the Earp Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: April 4, 2012	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, General
Counsel and Corporate Secretary